  Exhibit 10.4

AMENDMENT TO THE AMENDED AND RESTATED
SECURED PROMISSORY NOTE

THIS AMENDMENT TO AMENDED AND RESTATED SECURED PROMISSORY NOTE (the “Amendment”), dated as of October 10, 2019, is entered into by Flux Power, Inc., a California corporation (“Borrower”) and Esenjay Investments, LLC (“Holder”).

WHEREAS, Borrower and Holder are parties to that certain Amended and Restated Secured Promissory Note, dated as of March 28, 2019 (the “Promissory Note”); and

WHEREAS, Borrower and Holder desire to amend the Promissory Note pursuant to the Second Amended and Restated Credit Facility Agreement, dated October 10, 2019, by and between Borrower, Holder and certain other lenders (the “Credit Facility Agreement”), to increase the maximum amount of the Advances (as defined in the Credit Facility Agreement) from Seven Million Dollars ($7,000,000) to Ten Million Dollars ($10,000,000).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by each party hereto as follows:

1.           Amendment to the Promissory Note. It is hereby agreed and understood that the Promissory Note shall be amended as follows:

1.1           Advances. Paragraph No. 1 of the Promissory Note entitled “Advances” is hereby amended and restated in its entirety to read as follows:

“1.           Advances. So long as there is no Event of Default (as defined below in Section 4), Holder shall at its sole discretion provide Advances hereunder so long as the total of all unpaid Advances at the time of such request does not exceed Ten Million Dollars ($10,000,000) (the “Maximum Amount”). If, at any time or for any reason, the amount of Advances pursuant to the Notes owed by Borrower to Lenders exceeds the Maximum Amount, Borrower shall immediately pay to Lenders, based on the Lender’s Pro Rata Percentage, in cash, the amount of such excess. For the purpose of this Note, “Pro Rata Percentage” shall mean such Lender’s interest in the LOC equal to the amount of all Advances made by such Lender divided by the aggregate amount of all Advances made by the Lenders.”

1.2
Security Agreement. The third paragraph of the Promissory Note shall be amended and restated in its entirety to read as follows:

“THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY AN AMENDED AND RESTATED SECURITY AGREEMENT (AS AMENDED FROM TIME TO TIME, THE “SECURITY AGREEMENT”) EXECUTED BY THE BORROWER FOR THE BENEFIT OF HOLDER AND THE OTHER LENDERS. ADDITIONAL RIGHTS OF THE HOLDER AND THE OTHER LENDERS ARE SET FORTH IN THE SECURITY AGREEMENT.”

2.           Miscellaneous.

2.1           Except as expressly amended and modified by this Amendment, the Promissory Note is and shall continue to be in full force and effect in accordance with the terms thereof.

2.2           This Amendment may be executed by the parties hereto in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

2.3           The Amendment shall be construed in accordance and governed by the internal laws of the state of California.

2.4           The headings contained in this Amendment are for ease of reference only and shall not be considered in construing this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Amended and Restated Secured Promissory Note to be duly executed as of the day and year first written above.

BORROWER Flux Power, Inc., a California corporation ________________________________ Ronald Dutt, Chief Executive Officer
HOLDER Esenjay Investments, LLC ________________________________ Name:___________________________ Title:____________________________

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